Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement (hereinafter the “Agreement”) is entered into effective as of this 5th day of February, 2003 by and among Harrison Holdings, Inc., a Delaware corporation (hereinafter “HHI”), Intelligent Motor Cars, Inc., a Florida corporation d/b/a Sun Auto Sales (hereinafter “IMC”), and the stockholders of IMC (hereinafter the “IMC Stockholders”), all of whom are the present owners of all the outstanding shares of common stock of IMC.

RECITALS:

WHEREAS, the IMC Stockholders own all of the issued and outstanding shares of common stock of IMC which comprises 500 shares ( the “IMC Shares”). HHI desires to acquire all of the outstanding IMC Shares solely in exchange for restricted common stock of HHI, making IMC a wholly-owned subsidiary of HHI; and

WHEREAS, the IMC Stockholders (as set forth on the attached Exhibit “A” made a part hereof) desire to acquire common stock of HHI in exchange for the IMC Shares, as more fully set forth herein.

WHEREAS, the parties desire this to be a tax free exchange as described in the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.

Share Exchange. The IMC Stockholders are the present owners of all of the issued and outstanding IMC Shares. It is hereby agreed that all of the IMC Shares shall be acquired by HHI in exchange solely for shares of HHI restricted common stock (the “HHI Shares”).

2.

Delivery of Shares. HHI and the IMC Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, all outstanding IMC Shares shall be delivered to HHI in exchange for HHI Shares.

(a) The HHI Shares will, subject to the conditions set forth herein, on the Closing Date or at the Closing, be delivered to the IMC Stockholders in exchange for their IMC Shares on the basis of 20,000 HHI Shares for each one (1) IMC Share.

(b) At Closing, HHI shall, subject to the conditions set forth herein, issue a total of 10,000,000 HHI Shares to the IMC Stockholders in accordance with Exhibit “A”. Such HHI Shares shall bear the following or similar restrictive legend :

The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred unless (1) they are registered under the Act or (2) the holder has delivered to the issuer an opinion of counsel, which opinion shall be satisfactory to the issuer, to the effect that there is an available exemption from registration under the Act and any applicable state securities laws or that registration is otherwise not required.

(c) Unless otherwise agreed by HHI and the IMC Stockholders, this transaction shall close only in the event HHI is able to acquire all of the outstanding IMC Shares.

3.

Outstanding Securities. As of the Closing Date each of the following shall occur:

(a) Each one (1) IMC Share issued and outstanding immediately prior to the Closing Date shall be exchanged for 20,000 HHI Shares. Thereafter, all such IMC Shares shall be deemed to be owned by HHI. The holder of such certificates previously evidencing the IMC Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such IMC Shares except as otherwise provided herein or by law.

(b) Of the 28,538,000 shares of HHI common stock previously issued and outstanding prior to the Closing, 21,500,000 shares issued to its Chairman, Michael Hopley, will be cancelled and returned to treasury and 2,000,000 shares issued to its management will be cancelled and returned to treasury so that 4,538,000 shares of HHI common stock will remain outstanding immediately prior to Closing.

4.

Post-Acquisition Events. Upon Closing, the following shall be accomplished:

(a) The resignation of the existing HHI officers and directors and the appointment of new officers and directors as described in Section 11.(f) hereof.

(b) HHI shall promptly fulfill its responsibility to file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) and file a post-effective amendment to its registration statement on Form SB-2.

(c) HHI shall immediately file an Amendment to its Articles of Incorporation changing its name to “Intelligent Motor Cars Group, Inc.”.

(d) HHI shall immediately file a letter of Notification Pursuant to Rule 10b-17 advising the NASDAQ Bulletin Board of the name change and share exchange and file a request for a change of CUSIP number on an expedited basis with the CUSIP Service Bureau of Standard & Poors’.

5.

Other Matters.

(a) Prior to Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, HHI’s capital stock after the date hereof and there shall be no dividends paid on HHI’s capital stock.

(b) HHI shall have received all requisite Board of Directors, stockholder and other approvals, if any, of the matters set forth herein.

(c) HHI agrees that it will cause its transfer agent, without unnecessary delay, to transfer those outstanding HHI shares of common stock that are publicly resold pursuant to the resale provisions of Rule 144 of the Securities Act of 1933, as amended.

6.

Surrender and Issuance of Securities. On or as soon as practicable after the Closing Date the IMC Stockholders shall surrender for cancellation certificates representing their IMC Shares, against delivery of certificates representing the HHI Shares for which their IMC Shares are to be exchanged at Closing.

7.

Representations of the IMC Stockholders. The IMC Stockholders hereby severally, but not jointly represent and warrant to the best of their knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

(a) Except as may be set forth in Exhibit “A” attached hereto and made a part hereof, the IMC Shares are free from claims, liens, or other encumbrances, and the IMC Stockholders have good and marketable title to, and the unqualified right to transfer and dispose of, such IMC Shares.

(b) Except with respect to potential transfers between IMC Stockholders, the IMC Stockholders have no present intent to sell or dispose of the HHI Shares and are under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the HHI Shares

(c) Each IMC Stockholder has the power to enter into this Agreement and to carry out his/her/its obligations hereunder. This Agreement has been duly executed by each IMC Stockholder, and constitutes the valid and binding obligation of each IMC Stockholder and is enforceable against each IMC Stockholder in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. Each IMC Stockholder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended ( the “Securities Act”) and/or otherwise has such knowledge and experience in investment and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the HHI Shares.

8.

Representations Regarding IMC. IMC hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

(a) Except as noted on Exhibit “A”, the IMC Stockholders listed on the attached Exhibit “A” are the sole owners of record and beneficially own all of the issued and outstanding IMC Shares.

(b) The IMC Stockholders, are the sole registered holders of the issued and outstanding IMC Shares as set forth in Exhibit “A”;

(c) IMC has no outstanding or authorized capital shares, warrants, options or convertible securities other than as described in Exhibit “A”, attached hereto.

(d) Since October 31, 2002 there has not been any material adverse changes in the financial position of IMC except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of IMC.

(e) IMC is not a party to any material litigation or any governmental investigation or proceeding and, to the knowledge of IMC, no such litigation or investigation is threatened.

(f) IMC is in good standing in its jurisdiction of incorporation.

(g) IMC has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

(h) IMC has not breached, and there is no pending or threatened claim that IMC has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or its properties is bound. IMC has previously given HHI copies of or access to all material contracts, commitments and/or agreements to which IMC is a party including all relationships or dealings with related parties or affiliates. The execution and performance hereof will not violate any provision of applicable law or any agreement to which IMC is a party or by which it or its properties is bound.

(i) IMC has no subsidiary corporations.

(j) IMC has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of HHI prior to the Closing Date, during reasonable business hours and on reasonable notice.

(k) IMC has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by the Board of Directors of IMC. The execution and performance of this Agreement does not and will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which IMC is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute or regulation. The execution and performance of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation, as amended or bylaws of IMC.

(l) All information regarding IMC which is set forth herein or has otherwise been provided by IMC to HHI is true and accurate in all material respects.

9.

Representations Regarding HHI. HHI hereby represents and warrants as follows, each of which representations and warranties shall also be true as of the Closing Date:

(a) As of the Closing Date, the HHI Shares, to be issued and delivered to all of the holders of IMC Shares hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued HHI Shares, fully-paid and nonassessable.

(b) HHI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions described herein have been duly authorized by all necessary corporate action, including being duly authorized by the Board of Directors of HHI and by its shareholders as may be required by law. This Agreement and the consummation of the transactions described herein constitute the binding obligation of HHI, enforceable against HHI in accordance with its terms. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which HHI is a party and will not violate any judgment, decree, order, writ, or applicable rule, statute, or regulation. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of HHI.

(c) HHI has delivered to IMC a true and complete copy of its (i) Annual Report on Form SB-2 and any amendments thereto including its Form 424(b) prospectus, as filed with the SEC (“Form SB-2”), (ii) Form 10-QSB for the quarterly period ended October 31, 2002, (iii) Articles of Incorporation, as amended, (iv) Bylaws, (v) state and federal tax returns for 2000 and 2001, (vi) shareholder list dated January 28, 2003, and (vii) copies of all Board of Directors and stockholder minutes and consents. As of their respective dates, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The audited financial statements in the Form SB-2 and for fiscal 2002 to be included in the Form 10-KSB for the fiscal year ended January 31, 2003 will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and such financial statements and HHI’s unaudited financial statements as of and for the periods included in the Form SB-2 fairly present the financial position of HHI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. HHI has only those subsidiaries listed on Schedule 9(c) attached hereto and made a part hereof as of the date hereof. HHI has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not properly reflected or adequately reserved against in accordance with GAAP on the financial statements contained in the HHI Form SB-2.

(d) Since October 31, 2002, there have not been any material adverse changes in the financial condition of HHI. From the date hereof until the Closing Date, HHI shall not engage in any activity other than activities in anticipation of and in furtherance of the transactions described in this Agreement.

(e) Except as set forth on Schedule 9(e), neither HHI nor, to its knowledge, any 10% or greater shareholder of HHI or any related party or affiliate of HHI, is a party to or the subject of any pending material litigation, claims, or governmental investigation or proceeding, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of HHI, threatened or contemplated against or affecting HHI, its properties, any of its 10% or greater shareholders, or any related party or affiliate of HHI.

(f) HHI and each subsidiary of HHI as set forth on Schedule 9(f), is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and HHI and each Subsidiary of HHI presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

(g) Except as set forth on Schedule 9(g), HHI has filed (or, by the Closing Date, will have filed) all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid (or, by the Closing Date will have paid) or made adequate provision in the HHI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Except as set forth in Schedule 9(g), HHI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and all such tax returns are complete and accurate and disclose all taxes required to be paid by the HHI and each subsidiary of HHI for the periods covered thereby and all taxes shown to be due on such tax returns have been timely paid, other than with respect to taxes being contested in good faith by HHI or its subsidiaries and disclosed on Schedule 9(g) attached hereto; (iii) neither HHI nor any member of any current or former subsidiary of HHI has waived or been requested to waive any statute of limitations in respect of taxes; (iv) none of the tax returns referred to in this Section have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the taxes in respect of which such tax returns were required to be filed has expired, and HHI or its subsidiaries has filed tax returns in the jurisdiction listed on Schedule 9(g) attached hereto; (v) there is no action, suit, audit, claim or assessment pending, proposed or, to the knowledge of HHI, threatened in writing, and, to the knowledge of HHI, there is no investigation with respect to taxes of HHI or its subsidiaries; (vi) all deficiencies asserted or assessments made as a result of any examination of the tax returns referred to in this Section, if any, have been paid in full or are currently being contested in good faith by HHI or its subsidiaries and disclosed on Schedule 9(g); (vii) there are no liens for taxes upon the assets of HHI or its subsidiaries except liens relating to current taxes not yet due; (viii) as a result of the transactions described in this Agreement, none of HHI or its subsidiaries will be obligated to make a payment to an individual that would be a “parachute payment” to a disqualified individuals as those terms are defined in the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future; (ix) no payments of compensation by HHI are subject to the limitations imposed by Section 162(m) of the Code; (x) all taxes which HHI or any of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued; (xi) HHI has not been a member of any consolidated group other than as exists with respect to its current year; (xii) except as described in this Agreement, there are no tax rulings, requests for rulings, or closing agreements relating to HHI or any of its subsidiaries which could affect HHI's liability for taxes for any period after the Closing; (xiii) neither HHI nor any of its subsidiaries has filed a consent under Section 341(f) of the Code or any comparable provision of state statutes; (xiv) the reserves for taxes contained in the financial statements and carried on the books of HHI are adequate to cover all tax liabilities as of the date of this Agreement; and (xv) HHI has no corporate acquisition indebtedness, as described in Section 279(b) of the Code. Neither HHI nor any subsidiary of HHI, is a party to any tax sharing or similar agreement.

(h) HHI’s authorized capital stock shall, immediately prior to Closing, consist of:(i) 100,000,000 shares of common stock, $.001 par value, of which not more than 4,538,000 shares will be issued and outstanding immediately prior to Closing. All outstanding shares of capital stock of HHI are validly issued, fully paid and nonassessable. As of the date of this Agreement there are not (and as of the Closing Date there will not be) any existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of HHI. HHI is not, as of the date of this Agreement, nor will be as of the Closing Date, a party to any oral or written employment, consulting or severance agreement or any agreement similar to any of them.

(i) HHI does not own, directly or indirectly, any of the capital stock or any other securities of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity except as et forth on Schedule 9(i) attached hereto and made a part hereof.

(j) HHI has disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

(k) The corporate financial records, minute books, and other documents and records of HHI have been made available to IMC and the IMC Stockholders prior to the Closing Date, during reasonable business hours and on reasonable notice.

(l) HHI has not breached, and there is no pending or threatened claim that HHI has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which HHI is subject. HHI hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to IMC and the IMC Stockholders all relationships or dealings with related parties or affiliates.

(m) The HHI common stock is currently quoted under the trading symbol “HRSN” on the OTC Bulletin Board and there are no stop orders in effect with respect thereto.

(n) All information regarding HHI which is set forth herein or has otherwise been provided by HHI to IMC and the IMC Stockholders is true and accurate in all material respects.

(o) HHI is current in all material respects with regard to its reporting obligations with the SEC and, to HHI’s knowledge, all reports filed with the SEC are materially true, complete and accurate, and there is no information or event required to be disclosed that has not been disclosed or will not be disclosed in any of HHI’s public filings as of the date hereof and as of the Closing Date. All filings required to be made with the SEC or any state or local government to effect the transactions described herein have or will be made prior to Closing.

(p) The affirmative vote of the holders of a majority of the issued and outstanding shares of HHI common stock entitled to vote is the only vote of the holders of any class or series of the HHI’s capital stock necessary to consummate the transactions described in this Agreement, including amending the HHI’s Articles of Incorporation in order to change the name of HHI to “Intelligent Motor Cars Group, Inc.”.

(q) HHI does not have a class of securities registered pursuant to Section 12 of the Securities Act of 1933, as amended; and

10.

Closing. The Closing of the transactions described herein shall take place on such date (the “Closing” or “Closing Date”) as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about February 4, 2003, unless extended by mutual consent of all parties hereto.

11.

Conditions Precedent to the Obligations of the IMC Stockholders. All obligations of the IMC Stockholders under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

(a) The representations and warranties regarding HHI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

(b) HHI shall have performed and complied, in all material respects, with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c) On or before the Closing, the Board of Directors of HHI shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions described herein.

(d) On or before the Closing Date, HHI shall have delivered certified copies of resolutions of the Board of Directors of HHI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable HHI to comply with the terms of this Agreement including the election of IMC’s nominees to the Board of Directors of HHI and all matters outlined herein.

(e) The holders of a majority of HHI’s issued and outstanding common stock shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

(f) At Closing, the existing officers and directors of HHI shall have resigned in writing from all positions as directors and officers of HHI upon the election and appointment of the IMC’s nominees.

(g) At the Closing, all instruments and documents delivered to the IMC Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for IMC.

(h) At the Closing, upon consummation of the transactions, HHI shall have the authorized capital as described in Section 9(h) hereof.

(i) The HHI Shares to be issued to the IMC Stockholders at Closing will be validly issued, nonassessable and fully-paid under applicable corporation law and will be issued in compliance with all federal, state and applicable securities laws.

(j) At the Closing, HHI shall have delivered to the IMC Stockholders an opinion of its counsel dated as of the Closing to the effect that:

(i) HHI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

(ii) HHI and its shareholders have authorized the execution, delivery and performance of this Agreement by all necessary corporate action, and subject to certain limitations relating to bankruptcy, insolvency, reorganization. Fraudulent conveyance or similar laws, rules and regulations affecting enforcement of creditors’ rights and remedies generally, the Agreement is a valid and binding obligation of HHI enforceable in accordance with its terms.

(iii) The HHI Shares to be issued pursuant to Section 2 hereof, when issued, will be duly and validly issued, fully-paid and nonassessable;

(iv) HHI has the corporate power to execute, deliver and perform all of its obligations under this Agreement;

(v) HHI does not have a class of securities registered pursuant to Section 12 of the Securities Act of 1933, as amended.

12.

Conditions Precedent to the Obligations of HHI. All obligations of HHI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) The representations and warranties regarding the IMC Stockholders and IMC contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

(b) The IMC Stockholders shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

(c) The IMC Stockholders shall deliver a letter commonly known as an “Investment Letter”, in substantially the form attached hereto and made a part hereof as Exhibit “B”, acknowledging that the HHI Shares are being acquired for investment purposes.

13.

Press Releases. HHI and IMC shall consult with the other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions described herein; provided, however, that nothing in this Section 13 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party’s disclosure obligations imposed by law, including, without limitation, federal securities laws, provided that the disclosing part shall provide the non-disclosing party with reasonable advance notice thereof and any text of such disclosure.

14.

Indemnification. For a period of two years from the Closing Date, HHI agrees to indemnify and hold harmless the IMC Stockholders and IMC, and the IMC Stockholders and IMC agree to indemnify and hold harmless HHI at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney’s fees incident of any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party’s material breach of a covenant, representation or warranty, or an indemnifying party’s nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

15.

Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

16.

Documents at Closing. At the Closing, the following documents shall be delivered:

(a) IMC will deliver, or will cause to be delivered, to HHI the following:

(i) a certificate executed by the President and Secretary of IMC to the effect that to the best of their knowledge and belief all representations and warranties made regarding IMC under this Agreement are true and correct as of the Closing, the same as though originally given to HHI on said date;

(ii) certificate from the jurisdiction of incorporation of IMC dated at or about the Closing to the effect that IMC is in good standing under the laws of said jurisdiction;

(iii) corporate resolutions of IMC’s Board of Directors authorizing the transactions described in this Agreement;

(iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(v) all other items, the delivery of which is a condition precedent to the obligations of HHI, as set forth herein;

(b) The IMC Stockholders will deliver or cause to be delivered to HHI:

(i) The certificates representing their respective IMC Shares as set forth on Exhibit “A” hereto;

(ii) Investment Letters in the form attached hereto as Exhibit “B” executed by each of the IMC Stockholders;

(c) HHI will deliver or cause to be delivered to the IMC Stockholders:

(i) stock certificates representing those securities of HHI to be issued as a part of the exchange as described in Sections 2 and 6 hereof;

(ii) a certificate of the President and Secretary of HHI, to the effect that, to the best of their knowledge and belief, all representations and warranties of HHI made under this Agreement are true and correct as of the Closing, the same as though originally given to the IMC Stockholders on said date;

(iii) certified copies of resolutions adopted by HHI’s Board of Directors authorizing the transactions described herein and all related matters and such consents of HHI’s stockholders as are required to consummate the transactions described herein;

(iv) certificates from the jurisdiction of incorporation of HHI dated at or about the Closing Date that said corporation is in good standing under the laws of said jurisdiction;

(v) opinion of HHI’s counsel as described in Section 11.(j) above;

(vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(vii) resignation of all of the officers and directors of HHI; and

(viii) all other items, the delivery of which is a condition precedent to the obligations of the IMC Stockholders, as set forth in Section 11 hereof.

17.

Finder’s Fees. Except as set forth on Schedule 17, HHI represents and warrants to the IMC Stockholders and IMC, and the IMC Stockholders and IMC represent and warrant to HHI, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, HHI on the one hand, and the IMC Stockholders and IMC, jointly and severally, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

18.

Miscellaneous.

(a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(c) Termination. All obligations hereunder may be terminated at the discretion of either HHI’s or IMC’s Board of Directors if (i) the closing conditions specified in Sections 11 and 12 are not met by February 4, 2003, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

(d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:

If to HHI:

Harrison Holdings, Inc.

103 East Holly Street, Suite 406

Bellingham, WA 98225

Attn: Michael Hopley, President

With a copy to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

4400 Route 9, 2nd Floor

Freehold, NJ 07728

If to IMC and the

Intelligent Motor Cars, Inc.

IMC Stockholders:

2800 W. Cypress Creek Road

Fort Lauderdale, FL

Attn: Michael Magolnick, COO

With a copy to:

Michelle Kramish Kain, Esq.

Michelle Kramish Kain, P.A.

750 Southeast Third Avenue, Suite 100

Ft. Lauderdale, FL 33316

(f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j) Time. Time is of the essence.

(k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

(l) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflicts or choice of law provisions of the State of Delaware.

(m) Responsibility and Costs. Except as may be agreed by the parties, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless such party has agreed otherwise with any such person.

(n) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

STOCKHOLDERS OF INTELLIGENT

HARRISON HOLDINGS, INC.

MOTOR CARS , INC. d/b/a

SUN AUTO SALES

By:

Michael Hopley, President

_____________________________

Gerald Scalzo

_____________________________

INTELLIGENT MOTOR CARS, INC.

Michael Magolnick

d/b/a SUN AUTO SALES

_____________________________

By:____________________________

Paul Gellenbeck

Michael Magolnick, COO

____________________________

William Weathers

Schedule 9(d)

Schedule 9(e)

Schedule 9(f)

Subsidiaries

None

Schedule 9(g)

Taxes Owed and/or Contested:

1.   There are currently no taxes which are being contested.

Jurisdictions in which tax returns have been filed for HHI:

1.   United States Internal Revenue Service.

2.   State of Delaware.

Schedule 17

EXHIBIT “A”

Intelligent Motor Cars, Inc. Stockholders:

Name

Number of IMC

Number of

Shares

HHI Shares

Gerald Scalzo

425

   8,500,000

Paul Gellenback

  50

   1,000,000

Mike Magolnick

  12.5

      250,000

William Weathers

  12.5

      250,000

500

 10,000,000

There are no claims, liens or other encumbrances on the 500 IMC Shares.

EXHIBIT “B”

INVESTMENT LETTER

TO THE BOARD OF DIRECTORS OF HARRISON HOLDINGS, INC.:

The undersigned hereby represents to Harrison Holdings, Inc. (the “Corporation”), that (1) the shares of the Corporation’s common stock (the “Securities”) which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the “Act”); and (3) the undersigned is aware that the Securities are “restricted securities” as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

The undersigned hereby agrees and acknowledges that he will not sell the Securities outside of the United States in any manner which will allow the Securities to become nonrestricted except upon registration in the United States.

The undersigned further acknowledges that he or she is an “accredited investor” as that term is defined in Regulation D promulgated under the Act or has such knowledge and experience in financial matters and investments that he or she considers himself or herself to be financially sophisticated. The undersigned further acknowledges that he or she has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being acquired. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he or she has requested for the purpose of verifying the information set forth in said documents.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of “restricted securities” upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted” securities as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is be established to the satisfaction of the Corporation.

The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

Very truly yours,

     (Please print name)

Date: __________, 2003